UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Concrete Pumping Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

February 28, 2024

Dear Fellow Stockholders,

It is my pleasure to invite you to attend Concrete Pumping Holdings, Inc.’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, April 11, 2024 at 4:00 p.m. (ET), at Concrete Pumping Holdings, Inc.’s corporate office located at 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. At the Annual Meeting, our stockholders will be asked:

1.	To elect the four Class III Director nominees listed in this Proxy Statement;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2024 fiscal year;

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “say-on-pay” vote);

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We know of no other matters to come before the Annual Meeting. Only stockholders of record at the close of business on February 26, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy card or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the accompanying proxy card. Please read the enclosed information carefully before submitting your proxy.

Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on Proposals 1 and 3 in the absence of your voting instructions. In order for your vote to be counted, please make sure that you submit your vote to your broker.

We appreciate the confidence you have placed in us through your investment in us, and we look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

Howard D. Morgan Chair of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON April 11, 2024

This Proxy Statement and our Annual Report for the fiscal

year ended October 31, 2023 are available on our website at www.concretepumpingholdings.com under “Investors”

500 E. 84th Avenue, Suite A-5

Thornton, Colorado 80229

(303) 289-7497

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Information About Attending the Annual Meeting

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Concrete Pumping Holdings, Inc. (the “Company,” “we,” “us” or “our”) will be held on Thursday, April 11, 2024, at 4:00 p.m. (ET), at the Company’s corporate office located at 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. The doors to the Annual Meeting room will open for admission at 3:30 p.m. (ET). Directions to the Annual Meeting location are posted on our website located at www.concretepumpingholdings.com under "Investors". This Proxy Statement will first be sent to stockholders on or about February 28, 2024.

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own shares of Concrete Pumping Holdings, Inc.’s common stock as of the close of business on February 26, 2024 (the “Record Date”) will be entitled to attend and vote at the Annual Meeting. If you are a stockholder of record as of the Record Date and you plan to attend the Annual Meeting, please save your Notice of Internet Availability or proxy card you receive and bring it to the Annual Meeting as your admission ticket. If you plan to attend the Annual Meeting but your shares are not registered in your name, you must bring evidence of stock ownership as of the Record Date, which you may obtain from your bank, stockbroker or other adviser, to be admitted to the Annual Meeting. No cameras, recording devices or large packages will be permitted in the Annual Meeting room.

Under appropriate circumstances, we may provide assistance or a reasonable accommodation to attendees of the Annual Meeting who require assistance to gain access to the Annual Meeting or to receive communications made at the Annual Meeting. If you would like to request such assistance or accommodation, please contact us at (303) 289-7497 or at Concrete Pumping Holdings, Inc., 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. Please note that we may not be able to accommodate all requests.

Information About this Proxy Statement

Why You Received this Proxy Statement. You have received these proxy materials because our board of directors (the “Board of Directors”) is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. We either (1) mailed you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the Annual Meeting how to vote and how to electronically access a copy of this proxy statement and our Annual Report for the fiscal year ended October 31, 2023 (referred to as the “Proxy Materials”) or (2) mailed you a paper copy of the Proxy Materials and a proxy card in paper format. You received these Proxy Materials because you were a shareholder as of the close of business on the Record Date. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

  Beneficial Owners. If you hold your shares in a brokerage account, please check the information that your bank, broker or other holder of record sent to you regarding the availability of Proxy Materials electronically or in paper format.

Information About Voting

Stockholders can vote in person at the Annual Meeting or by proxy. There are two ways to vote by proxy:

•  By Internet—You can vote over the Internet by accessing the Internet website specified in the accompanying Notice of Internet Availability, proxy card or voting instruction form and following the instructions provided to you; or

•  By Mail—If you received a paper copy in the mail of the Proxy Materials and a proxy card, you can vote by mail by signing, dating and mailing your proxy card to the address provided therein.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (ET) on April 10, 2024. We encourage you to submit your proxy as soon as possible (by Internet or by mail) even if you plan to attend the Annual Meeting in person.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting may also be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy signed by the registered holder and bring it to the Annual Meeting in order to vote.

Please note that if you hold your shares through a broker, your broker cannot vote your shares on Proposals 1 and 3, unless you have submitted voting instructions to your broker. In order for your vote to be counted, please make sure that you submit your voting instructions to your broker.

        If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withheld from all, any or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

• FOR the election of all four Class III Directors nominees listed in this Proxy Statement;

• FOR the ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for our 2024 fiscal year;

• FOR the approval of the compensation of our named executive officers; and

• For or against any other matter properly presented before the Annual Meeting, in the discretion of the proxies.

If you are a registered stockholder, you may revoke or change your proxy submitted before the Annual Meeting for any reason by (1) voting in person at the Annual Meeting, (2) submitting a later-dated proxy online (your last vote before the Annual Meeting begins will be counted), or (3) sending a written revocation that is received before the Annual Meeting to the Corporate Secretary of the Company, c/o Concrete Pumping Holdings, Inc. 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy.

Each share of our common stock and preferred stock is entitled to one vote (except that holders of preferred stock may not vote on the election of directors). As of the Record Date, there were 53,758,382 shares of our common stock and 2,450,980 shares of our preferred stock outstanding.

Quorum Requirement

A quorum is necessary to hold a valid meeting. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a bank or broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Banks and brokers will have discretionary voting power for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2024 fiscal year (Proposal 2), but not for voting on any other proposal on the Annual Meeting agenda.

Required Votes for Action to be Taken

Four Class III Directors have been nominated for election to our Board of Directors at the Annual Meeting. Our Amended and Restated Bylaws (the “Bylaws”) provide that directors shall be elected by a plurality vote. This means that the four director nominees receiving the highest number of “FOR” votes cast, even if less than a majority, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the say-on-pay vote, approval requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Abstentions will have the effect of voting “AGAINST” these proposals. There are no broker non-votes for these proposals. The following table summarizes the votes required for passage of each proposal under our governing documents and Delaware law:

Brokers and custodians cannot vote uninstructed shares on your behalf in director elections and compensation related proposals. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal		Votes required for approval	Abstentions*	Broker non-votes
1.	Election of the four Class III Director nominees	A plurality of the votes cast (the four nominees receiving the highest number of “FOR” votes cast will be elected)	No impact (*for a vote to "Withhold")	No impact
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2024 fiscal year	Majority of shares present in person or represented by proxy and entitled to vote	Same as a vote “Against”	No broker non-votes (uninstructed shares voted in the broker’s discretion)
3.	Say-on-pay vote	Majority of shares present in person or represented by proxy and entitled to vote	Same as a vote “Against”	No impact

Other Business to be Considered

Our Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement and knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

Information About the Company

Concrete Pumping Holdings, Inc. is a Delaware corporation headquartered in Thorton, Colorado. We refer to Concrete Pumping Holdings, Inc. as the “Company,” “CPH”, “us”, “we” or “our” in this Proxy Statement, and these designations include our subsidiaries unless we state otherwise.

Smaller Reporting Company

Because the Company qualifies as a “smaller reporting company” under the SEC rules, the Company has elected to prepare this proxy statement and other annual and periodic reports as a “Smaller Reporting Company” pursuant to the rules of the SEC. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors consists of twelve directors and is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. Our directors are currently divided among the three classes as follows:

•  The Class I directors are Stephen Alarcon, Heather L. Faust, David G. Hall and Iain Humphries, with terms expiring at our annual meeting of stockholders to be held in 2025.

•  The Class II directors are Raymond Cheesman, Brian Hodges, Howard D. Morgan, and John M. Piecuch, with terms expiring at our annual meeting of stockholders to be held in 2026.

•  The Class III directors are currently Tom Armstrong, Ryan Beres, M. Brent Stevens and Bruce Young, with terms expiring at this annual meeting. The Board of Directors has nominated all current Class III directors for election to the Board at the annual meeting.

Director Independence

Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors conducts an annual assessment of the independence of each member of our Board of Directors, taking into consideration all relevant relationships between us and/or our officers, on the one hand, and each director on the other, including the director’s commercial, economic, charitable and family relationships, and such other criteria as our Board of Directors may determine from time to time. Our Board of Directors has determined that Ms. Faust and Messrs. Alarcon, Armstrong, Beres, Hall, Hodges, Piecuch, Morgan and Cheesman, being a majority of the directors on the Board, are “independent” as defined in Nasdaq listing standards.

Board Leadership Structure

Our Board of Directors does not have a policy regarding separation of the roles of Chief Executive Officer and Chair of the Board of Directors. The Board of Directors believes it is in our best interests to make that determination based on circumstances from time to time. Currently, neither our Chair (Howard D. Morgan) nor our Vice Chair (Brian Hodges) of the Board is an officer of the Company. The Chair of the Board of Directors chairs the meetings of our Board of Directors and meetings of our stockholders, with input from the Vice Chair and the Chief Executive Officer. The Chair and Vice Chair work with the Chief Executive Officer to develop and gain approval from the Board of Directors of the growth strategy of the Company and works with the Chief Executive Officer and Chief Financial Officer in coordinating our activities with key external stakeholders and parties. These activities include corporate governance matters, investor relations, financing and mergers and acquisitions. Our Board of Directors believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business.

Our Board of Directors believes that our current leadership structure and the composition of our Board of Directors protect stockholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our Board of Directors and management.

The independent directors of the Board of Directors, and each committee of the Board of Directors (of which all are comprised of independent directors), meet in executive sessions, without management present, during each regularly scheduled Board or committee meeting, as applicable, and are active in the oversight of the Company. Each independent director has the ability to add items to the agenda for Board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our Board of Directors and each committee of the Board of Directors has open access to members of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

Policies and Procedures for Related Person Transactions

Our Code of Ethics requires us to avoid conflicts of interests, which can include financial transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) involving the Company. In addition, our Audit Committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

 Hedging and Pledging Policy

Under the Company’s Insider Trading Policy, all directors, officers and employees of the Company and its subsidiaries are prohibited from entering into hedging, monetization transactions or similar arrangements with respect to Company securities, holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Role of the Board of Directors in Risk Oversight

Members of the Board of Directors have an active role as a whole and also at the Board committee level, in overseeing management of the Company’s risk. While the Board of Directors is ultimately responsible for overall risk oversight at our Company, our Board committees assist the full Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee has primary responsibility for reviewing and discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and for monitoring the Company’s major financial risk exposures and the steps the Company has taken to monitor and control such exposures, including the maintenance and monitoring of a whistleblower hotline. In connection with its risk assessment and management responsibilities, the Audit Committee oversees risks related to cybersecurity and other risks relevant to our computerized information system controls and security. The Audit Committee also is charged with overseeing risks with respect to our related party transaction policy as noted above, and with any potential conflicts of interest with directors and director nominees. The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. The Corporate Governance and Nominating Committee is charged with overseeing the process of conducting management succession planning and management development. Each Committee reports its findings to the full Board of Directors for consideration.

Communications with the Board of Directors

If our stockholders or other interested parties wish to contact any member of our Board of Directors, they may write to the Board of Directors or to an individual director in care of the Corporate Secretary at Concrete Pumping Holdings, Inc., 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. Relevant communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board of Directors will not be forwarded, such as business solicitations or advertisements, junk mail, mass mailings and spam, new product or services suggestions, product or services complaints or inquiries, resumes and other forms of job inquiries, or surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded. Any communication that is screened as described above will be made available to any director upon his or her request.

Process for Recommending or Nominating Potential Director Candidates

Subject to the rights provided under the Stockholders Agreement, described below, the Corporate Governance and Nominating Committee is responsible for recommending nominees for Board membership to fill vacancies or newly created positions, and for recommending the persons to be nominated for election at the Annual Meeting. In connection with the selection and nomination process, the Corporate Governance and Nominating Committee reviews the desired experience, skills, diversity and other qualities to ensure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board of Directors. In connection with the process of nominating incumbent directors for re-election to the Board, the Corporate Governance and Nominating Committee also considers the director’s tenure on and unique contributions to the Board of Directors.

The Corporate Governance and Nominating Committee may retain, as appropriate, search firms to assist in identifying qualified director candidates. The Corporate Governance and Nominating Committee will generally look for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties.

The Corporate Governance and Nominating Committee continually reviews Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. The Corporate Governance and Nominating Committee may consider certain factors related specifically to our business when considering a potential candidate, including, but not limited to:

•	Knowledge of the concrete pumping and waste management industries;

•	Accounting or related financial management expertise;

•	Experience executing growth and merger and acquisition strategies, to support the strategic plan for the Company;

•	International exposure and diversity of cultural background and experience with global markets, because the Company has international operations; and

•	Leadership experience at an executive level with understanding of the development and implementation of strategies.

The Corporate Governance and Nominating Committee has not assigned specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Corporate Governance and Nominating Committee considers each candidate’s qualifications in light of the then-current mix of Board attributes, including diversity. Continuing directors are evaluated by the Corporate Governance and Nominating Committee in the same way, including the continuing director’s past contributions to the Board of Directors in such evaluation.

Although the Board of Directors does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, to help ensure that the Board of Directors remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders, the Board of Directors believes it is important to identify qualified director candidates that would increase the diversity of the Board of Directors. Accordingly, the Corporate Governance and Nominating Committee makes an effort when nominating new directors to ensure that the composition of the Board of Directors reflects a broad diversity of experience, profession, expertise, skill, and background, including gender, racial, ethnic, and/or cultural diversity. Nominees are not discriminated against on the basis of gender, race, religion, national origin, disability or sexual orientation. The Board of Directors and the Corporate Governance and Nominating Committee are committed to actively seeking female and minority candidates to join the Board of Directors.

Stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by submitting candidates’ names, appropriate biographical information (including age, business address and residence address, principal occupation or employment and relevant experience), the class or series and number of shares of capital stock of the Company which are directly or indirectly owned beneficially or of record by the candidate, the date such shares were acquired and the investment intent of such acquisition, and any other information relating to the candidate that would be required to be disclosed in a proxy statement or other similar filing to the principal executive offices of the Company at the address below. All recommendations for nomination received by the Corporate Secretary at the address below that satisfy these requirements and our Bylaw requirements relating to director nominations will be presented to the Corporate Governance and Nominating Committee for its consideration.

Corporate Secretary

c/o Concrete Pumping Holdings, Inc.

500 E. 84th Avenue, Suite A-5

Thornton, Colorado 80229

Assuming the appropriate information has been provided, the Corporate Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election to the Board of Directors, then his or her name will be included in the proxy statement for the next subsequent annual meeting of stockholders.

Stockholders Agreement

Pursuant to the terms of that certain rollover agreement, dated as of September 7, 2018, among the Company, Peninsula Pacific and the other parties thereto, Peninsula has exercised its right to designate three individuals to serve on our Board: one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director. Under the Stockholders Agreement, Peninsula has nomination rights with respect to: (i) one director for as long as Peninsula beneficially owns more than 5% and up to 15% of the issued and outstanding shares of our common stock as of December 6, 2018; (ii) two individuals for as long as Peninsula beneficially owns more than 15% and up to 25% of the issued and outstanding shares of our common stock as of December 6, 2018; and (iii) three directors for as long as Peninsula owns more than 25% of the issued and outstanding shares of our common stock as of December 6, 2018. If Peninsula’s beneficial ownership falls below one of these thresholds, Peninsula’s nomination right in respect of such threshold will permanently expire. The current Peninsula designees on our Board are M. Brent Stevens, Stephen Alarcon and Raymond Cheesman.

Succession Planning and Management Development

The Board of Directors supports the development of the Company’s executive talent, especially the Chief Executive Officer and the senior leaders of the Company, because continuity of strong leadership at all levels of the Company is part of the Board’s mandate for delivering strong performance to stockholders. To further this goal, the executive talent development and succession planning process is overseen by the Corporate Governance and Nominating Committee pursuant to its charter. The Corporate Governance and Nominating Committee is charged with developing and recommending to the Board of Directors the approval of a succession plan for the Chief Executive Officer. The Corporate Governance and Nominating Committee also is responsible for implementing the succession plan by developing and evaluating potential candidates for executive positions, and periodically reviewing the succession plan.

The Compensation Committee also indirectly supports the succession planning process through its annual approval of compensation targets and achievement of goals for incentive compensation payments.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, executive officers and employees. Our Code of Ethics is posted on our corporate website at www.concretepumpingholdings.com and can be accessed by clicking on the “Investors” link followed by the “Corporate Governance” link and finally the "Governance Documents" link. Any amendments to or waivers of our Code of Ethics relating to our directors or executive officers that is required to be disclosed will be posted on our website. Information appearing on our website is not incorporated by reference into this Proxy Statement. We have designated our Chief Executive Officer and Chief Financial Officer as compliance officers who oversee our ethics and compliance program and provide regular reports to the Audit Committee and Corporate Governance and Nominating Committee on the program’s effectiveness and the status of any reports or complaints made under the Code of Ethics reporting procedures.

Availability of Committee Charters and SEC Filings

The charters adopted by the Audit, Compensation and Corporate Governance and Nominating Committees are available on our website at www.concretepumpingholdings.com and can be accessed by clicking on the “Investors” link followed by the “Corporate Governance” link. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Board Diversity Matrix (As of February 28, 2024)

           In accordance with Nasdaq Listing Rule 5605(f), the following chart sets forth certain self-identified personal demographic characteristics of our directors. The following table reflects directors' responses in fiscal year 2023:

Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	11	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latino	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	9	-	-
Two or more Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not disclose demographic background	1

        The Company’s Board Diversity Matrix for 2023 is disclosed in its Definitive Proxy Statement filed with the SEC on February 28, 2023.

DIRECTOR COMPENSATION

During fiscal year 2023, each Director who was not an officer of the Company (“Non-Employee Director”) earned an annual retainer in the amount of $112,000, pro-rated for time served. In addition, the Chairperson (Howard D. Morgan), Vice Chairperson / Compensation Committee Chairperson (Brian Hodges) and Audit Committee Chairperson (John Piecuch) received an additional retainer of $50,000 for these services (for a total retainer of $162,000). The compensation reflected in the table below is the only compensation paid to our Directors and no other material arrangements are present.

The following table sets forth information regarding the compensation of the Company's Non-Employee Directors for the fiscal year ended October 31, 2023. The two Directors (Messrs. Young and Humphries) who are executive officers receive no compensation for serving as Directors in addition to their compensation received as executive officers.

Name	Fees Earned or Paid in Cash	Total
Stephen Alarcon	$112,000	$112,000
Tom Armstrong	$112,000	$112,000
Ryan Beres	$112,000	$112,000
Raymond Cheesman	$112,000	$112,000
David G. Hall	$112,000	$112,000
Brian Hodges	$162,000	$162,000
Howard D. Morgan	$162,000	$162,000
John Piecuch	$162,000	$162,000
Brent Stevens	$112,000	$112,000
Heather L. Faust	$112,000	$112,000

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established the following committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”). Each of the committees reports to the Board. Members serve on these committees until their resignation or until otherwise determined by our Board. The composition, duties and responsibilities of these committees are set forth below.

Our Board of Directors has affirmatively determined, upon recommendation of the Corporate Governance and Nominating Committee, that all of the members of our Audit Committee, our Compensation Committee and our Corporate Governance and Nominating Committee are independent as defined under Nasdaq listing standards. The Board of Directors has also determined that all members of the Audit Committee meet the independence requirements contemplated by Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in determining the independence of all members of our Compensation Committee, the Board of Directors took into account the additional independence considerations required by Nasdaq listing rules and Rule 10C-1 of the Exchange Act relating to Compensation Committee service.

The composition, duties and responsibilities of these committees are set forth below:

Audit Committee.    The Audit Committee is responsible for, among other things, (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by them; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (ii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.

The current members of our Audit Committee are Messrs. Armstrong, Piecuch and Cheesman, with Mr. Piecuch serving as the chair of the Audit Committee. All members of the Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules with respect to audit committee membership. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of Nasdaq, and the Board has determined that Mr. Armstrong is an “audit committee financial expert” as that term is defined by the applicable rules of the SEC. The Board has approved a written charter under which the Audit Committee operates. A copy of the charter is available free of charge on the Company’s website at www.concretepumpingholdings.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Compensation Committee.    The Compensation Committee is responsible for, among other things, (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans. As such, executive compensation and related decisions, including the strategic oversight of our compensation and benefit programs, are made by the Compensation Committee, which is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company. The Compensation Committee also works with the CEO and other members of management, as appropriate, who provide reports on performance and make recommendations consistent with the Compensation Committee Charter.

The current members of the Compensation Committee are Messrs. Armstrong, Hodges, Morgan and Cheesman, with Mr. Hodges serving as chair of the Compensation Committee. All of the members of the Compensation Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules with respect to compensation committee membership. The Board has approved a written charter under which the Compensation Committee operates. A copy of the charter is available free of charge on the Company’s website at www.concretepumpingholdings.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is responsible for, among other things, considering and making recommendations to the Board on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of the Board and corporate governance.

The current members of the Corporate Governance and Nominating Committee are Ms. Faust and Messrs. Morgan, Hall and Alarcon, with Mr. Morgan serving as the chair of the Corporate Governance and Nominating Committee. All of the members of the Corporate Governance and Nominating Committee are independent within the meaning of Nasdaq Rules. The Board has approved a written charter under which the Corporate Governance and Nominating Committee operates. A copy of the charter is available free of charge on the Company’s website at www.concretepumpingholdings.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Meetings of the Board of Directors

In fiscal year 2023, our Board of Directors and the Audit Committee met seven times and the Compensation Committee met four times. The Corporate Governance and Nominating Committee met one time. In addition, during the last fiscal year, all directors attended at least 75% of the aggregate of (1) the number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (2) the number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served). While we do not have a formal policy requiring our directors to attend stockholder meetings, our directors are invited and encouraged to attend all meetings of stockholders. All of our directors attended the 2023 Annual Meeting of Stockholders.

PROPOSAL ONE: ELECTION OF DIRECTORS

Class III Directors Standing for Election

At the Annual Meeting, stockholders will be asked to vote for the four Class III nominees listed below to serve until the 2027 annual meeting of stockholders and the election and qualification of his or her successor, or until such director’s earlier death, disqualification, resignation or removal. Proxies cannot be voted for a greater number of persons than the nominees named below.

The Class III directors are currently Bruce Young, M. Brent Stevens, Tom Armstrong, and Ryan Beres, with terms expiring at the Annual Meeting. Each of the nominees listed below has agreed to stand for election and has indicated he or she is willing to serve as a member of the Board. There are no family relationships among our directors and director nominees, or between our directors, director nominees and executive officers. Ages are as of the date of the Annual Meeting.

Bruce Young	Director since 2018

Bruce Young, age 64, has been a member of our Board of Directors since December 2018. Mr. Young joined Brundage-Bone in 1985 and was appointed as its Chief Executive Officer in 2008. Prior to that, Mr. Young managed the concrete pumping operations for Brundage-Bone from 2001 to 2008. Mr. Young has also served as Chief Executive Officer of Eco-Pan since its founding in 1999. Mr. Young started his career in the concrete pumping industry in 1980 with O’Brien Concrete Pumping, eventually moving on to start his own concrete pumping company.

We believe that Mr. Young is qualified to serve on our Board of Directors based on his historic knowledge of Brundage-Bone and his extensive industry experience.

M. Brent Stevens	Director since 2018

M. Brent Stevens, age 63, has been a member of our Board of Directors since December 2018. Mr. Stevens is the founder and Manager of Peninsula Pacific, a private investment fund focused on investments in the gaming, consumer and industrial sectors. In connection with serving as Manager of Peninsula Pacific, Mr. Stevens served as the Chairman and Chief Executive Officer of Peninsula Gaming, LLC, a company which he founded in 1997 and sold to Boyd Gaming Corporation in 2012. From 1990 through 2010, Mr. Stevens worked in the investment banking group of Jefferies & Company, holding various positions, most recently as an Executive Vice President and Head of Capital Markets. He also served as a member of Jefferies’ Executive Committee. Mr. Stevens received his B.A. in Accounting from the University of Southern California and holds an M.B.A. from the Wharton School at the University of Pennsylvania.

We believe Mr. Stevens is qualified to serve on our Board of Directors based on his business experience and strong background in finance.

Tom Armstrong	Director since 2021

Tom Armstrong, age 70, has been a member of our Board of Directors since April 2021. Mr. Armstrong is the owner of TKA Investments, LLC, a business advisory service. Since 2016, Mr. Armstrong has been a board member of Sigma Electric, Inc. Mr. Armstrong was President and Chief Operating Officer of Engineered Products at Bradken, a U.S. subsidiary of Bradken Ltd. He joined Bradken as part of the AmeriCast Technologies’ acquisition in 2008 where he was the President since 2003. Prior to AmeriCast’s formation in 2003, Mr. Armstrong served as Chairman and CEO of Atchison Casting Corporation in Atchison, Kansas.  Previously he held several positions at Texas Steel Company, including President, and served as the President of the Steel Founders’ Society of America. Mr. Armstrong has a Bachelor’s Degree in Industrial and Systems Engineering from Georgia Tech.

We believe Mr. Armstrong is qualified to serve on our Board of Directors based on his leadership and business experience; his track record as the Chief Operating Officer of Bradken; and his network of contacts in the industrial manufacturing and services industry.

Ryan Beres	Director since 2021

Ryan Beres, age 33, has been a member of our Board of Directors since April 2021, is a Vice President of Argand Partners, LP (“Argand”) and a member of the Board of Directors for Brintons Carpets Limited. Prior to his membership on our Board of Directors, he served as a board observer of the Company from December 2018 until April 2021. Previously, Mr. Beres was an Investment Banking Analyst at Goldman Sachs in New York, where he focused on mergers and acquisitions and capital market transactions across a variety of industries including power, energy, chemicals and metals & mining. Mr. Beres graduated cum laude from Hamilton College with a B.A. in Mandarin Chinese and a minor in Government.

We believe Mr. Beres is qualified to serve on our Board of Directors based on his business experience, knowledge of the Company, and strong background in finance.

Our Board of Directors recommends that you vote FOR

the election of each of the Class III director nominees.

Directors Continuing in Office

In addition to the four directors nominated for election at the Annual Meeting, the following eight persons currently serve on our Board of Directors:

Class I Directors to serve until the 2025 Annual Meeting of Stockholders:

Stephen Alarcon	Director since 2021

Stephen Alarcon, age 41, is a Vice President at Peninsula Pacific, a private investment fund focused on investments in the gaming, consumer and industrial sectors. Prior to joining Peninsula Pacific in 2013, Mr. Alarcon was a Vice President with Aurora Resurgence where he focused on buyouts and special situations investments for middle-market companies and served on the boards of directors of multiple portfolio companies in North America and Europe. Previously, Mr. Alarcon was an Analyst in the distressed investing team of Highland Capital Management, a global leading alternative investment management firm. Prior to Highland, Mr. Alarcon was an Analyst in the Global Leveraged Finance Group at Lehman Brothers, specializing in high yield and mezzanine underwritings, mergers and acquisitions, and restructuring advisory assignments for companies across a broad range of industries both domestically and internationally. Mr. Alarcon received a Bachelor of Business Administration, with high honors, from the McCombs School of Business at University of Texas at Austin.

We believe that Mr. Alarcon is qualified to serve on our Board of Directors based on his business experience, knowledge of the Company, and strong background in finance.

Heather L. Faust	Director since 2018

Heather L. Faust, age 44, has been a member of our Board of Directors since December 2018. Ms. Faust is Managing Partner and Co-Founder of Argand, where she has also served as a Partner and member of its Management Committee and Investment Committee since September 2015. Previously, she served as a Managing Partner of CHI Private Equity from February 2015 to July 2015. Prior to joining Castle Harlan, Ms. Faust was a management consultant at McKinsey & Company, where she worked in the United States and abroad across a variety of industries. Ms. Faust advised and directly assisted her clients in defining and implementing key strategic and operational business transformations. Ms. Faust’s experience also includes roles in the consumer industry as well as international development work in the Middle East. She has been a director of Sigma Electric since October 2016, chair of the advisory board for Oase Management GmbH since July 2018, a director of Midwest Can Company and Container Specialties, Inc. since March 2020, and a member of the supervisory board for Cherry SE (FRA:C3RY) since May 2021. Ms. Faust served as a member of the advisory board of Cherry GmbH from September 2020 until May 2021. Ms. Faust also previously served as a director of Tensar Corporation, Baker & Taylor Acquisitions Corp., IDQ and Ames True Temper, and was previously the Executive Vice President and a member of the board of Industrea Acquisition Corp. (“Industrea”) from April 2017 to December 2018. Ms. Faust graduated Cum Laude from Princeton University with a BSE in Operations Research and Financial Engineering and holds an MBA from the Harvard Business School.

We believe Ms. Faust is qualified to serve on our Board of Directors based on her leadership and business experience; her track record as a Managing Partner and Co-Founder of Argand; and her network of contacts in the industrial manufacturing and services industry.

David G. Hall	Director since 2018

David G Hall, age 65, has been a member of our Board of Directors since December 2018. Previously, Mr. Hall served as a director of Industrea from July 2017 to December 2018. Mr. Hall was the Chief Executive Officer of Genuit Group PLC (formerly Polypipe) (LON: GEN) and a member of Genuit’s board of directors from September 2005 to his retirement in October 2017. Genuit is a large European manufacturer of plastic piping and energy efficient ventilation systems for the residential, commercial, civil and Infrastructure sectors. Following a number of divisional Managing Director positions in both private and publicly listed companies, Mr. Hall led the management buyout of Genuit in Sept 2005, and following a number of disposals and acquisitions to reposition and refocus the business after a successful period of private ownership, Genuit listed on the main market of the London Stock Exchange in April 2014. The company achieved FTSE 250 status in January 2016. Mr. Hall has been a non-executive director of Brintons Carpets Limited since February 2018, Chairman of Rocky Holdco Ltd. (holding company of Aspen Pumps) since October 2020 and Bulb Topco Ltd (holding company of Energy Saving Lighting) since October 2021. Mr. Hall served as President of the British Plastics Federation and vice Chairman of the Construction Products Association, and has more than 20 years of experience in the building products industry. Mr. Hall holds a Bachelor of Science in Mechanical Engineering from Kingston University.

We believe Mr. Hall is qualified to serve on our Board of Directors based on his leadership and business experience; his track record as the Chief Executive Officer of Genuit; and his network of contacts in the industrial manufacturing and services industry.

Iain Humphries	Director since 2018

Iain Humphries, age 49, has served as our Chief Financial Officer and Corporate Secretary since November 2016. Mr. Humphries has served as a member of our Board of Directors since December 2018. Prior to joining CPH in 2016, Mr. Humphries was the Chief Financial Officer of Wood Group PSN Americas from 2013 to 2016, having joined Wood Group PLC in 2005. Mr. Humphries has spent over sixteen years working in various finance leadership roles based in the United States and has over 25 years of international financial and management experience in the construction, oil & gas, power generation and public accounting sectors. He is a Chartered Accountant of the Institute of Chartered Accountants of Scotland (ICAS) and holds a 1st Class Honors Degree in Accounting & Finance from The Robert Gordon University located in Aberdeen, Scotland.

We believe that Mr. Humphries is qualified to serve on our Board of Directors based on his knowledge of the Company and his extensive international financial and managerial experience.

Class II Directors to serve until the 2026 Annual Meeting of Stockholders:

Brian Hodges	Director since 2018

Brian Hodges, age 70, has been a member of our Board of Directors since December 2018. Previously, Mr. Hodges served as a director of Industrea from July 2017 until December 2018. From August 1997 to December 2015, Mr. Hodges was the Managing Director and Chief Executive Officer of Bradken (ASX: BKN), an Australian public company and global manufacturer and supplier of steel products for the mining, transport, general industrial and contract manufacturing markets. During his tenure as chief executive of Bradken, Mr. Hodges guided Bradken through periods of considerable change and corporate activity with four different owners. Over the course of his career, he has gained considerable management and leadership experience in raw material production and processing, supply and logistics and steel manufacturing. Mr. Hodges holds a Bachelor of Chemical Engineering from the University of Newcastle.

We believe Mr. Hodges is qualified to serve on our Board of Directors based on his leadership and business experience; his track record as the managing director and Chief Executive Officer of Bradken; and his network of contacts in the industrial manufacturing and services industry.

Howard D. Morgan	Director since 2018

Howard D. Morgan, age 61, has been a member of our Board of Directors since December 2018. Mr. Morgan is Managing Partner and Co-Founder of Argand, where he has also served as a Partner and member of its Management Committee and Investment Committee since September 2015. Prior to forming Argand, Mr. Morgan was the President of Castle Harlan from September 2014 to July 2015 and Co-President from August 2010 to September 2014. In addition, he served as chief executive officer and president of CHI Private Equity from February 2015 to July 2015. Until July 2015, Mr. Morgan was also a member of the board of directors and associated board committees of CHAMP. Mr. Morgan joined Castle Harlan in 1996. Previously, Mr. Morgan was a partner at The Ropart Group, a private equity investment firm, and began his career at Allen & Company, Inc. Mr. Morgan is also currently on the advisory board of Oase Management GmbH since July 2018 and a director of the Board of Directors for Brintons Carpets Limited. Mr. Morgan is a former director of over one dozen companies, including Shelf Drilling Inc. (OLS:SHLLF), Pretium Packaging, LLC, IDQ, Securus Technologies, Inc., Baker & Taylor Acquisitions Corp., Polypipe (now known as Genuit (LSE:GEN)), Austar United Communications Ltd. (former ASX), Norcast Wear Solutions, Inc., AmeriCast Technologies, Inc., Ion Track Instruments, Inc., Land ‘N’ Sea Distributing, Inc., Penrice Soda Products Pty. Ltd., Branford Chain, Inc. and various CHAMP entities, and was previously Industria’s Chief Executive Officer and a director of Industria from April 2017 until December 2018. He is a director and past Chairman of the Harvard Business School Club of New York, director and Immediate Past Chair of the Parkinson’s Foundation, a director of the Alexander Hamilton Institute and the World Press Institute, a director and Treasurer of the Friends of the Garvan Institute of Medical Research, a Trustee of the Naval War College Foundation and a member of the Limited Partner Advisory Committee of Shield Capital. Mr. Morgan was a director and officer of the Harvard Business School Alumni Board from 2006 to 2011. He received his B.A. from Hamilton College in Mathematics and Government and his M.B.A. from the Harvard Business School.

We believe that Mr. Morgan is qualified to serve on our Board of Directors based on his extensive leadership and board experience; his track record as a Managing Partner and Co-Founder of Argand and as president of Castle Harlan; and his network of contacts in the industrial manufacturing and services industries.

John M. Piecuch	Director since 2018

John M. Piecuch, age 75, has been a member of our Board of Directors since December 2018. Mr. Piecuch is a retired ex-Chief Executive Officer of several successful cement and concrete manufacturing and construction companies, most recently serving as President and Chief Executive Officer of MMI Products, Inc., which, at the time, was the largest manufacturer of welded steel reinforcing products for concrete construction, from 2001 to 2006. From 1996 to 2001, Mr. Piecuch served as President and Chief Executive Officer of Lafarge Corporation, one of the largest construction materials companies in North America. He also served in various other senior executive positions with Lafarge Corporation and its parent entity, Lafarge S.A., from 1987 to 1996. From 1979 to 1986, Mr. Piecuch held various positions, including President of the Cement Division of National Gypsum Company. Mr. Piecuch currently serves as advisor and a director of JMP Construction Materials, LLC. Previously, Mr. Piecuch served as a director of Brundage-Bone from 2011 to 2014, including as Chairman of its compensation committee and a member of its audit committee. He also served as non-Executive Chairman of U.S. Concrete, Inc. from 2009 to 2010. Mr. Piecuch holds an M.B.A. and B.S.B.A., both in Finance, from the University of Akron.

We believe that Mr. Piecuch is qualified to serve on our Board of Directors based on his extensive experience advising similar companies and extensive directorship experience.

Raymond Cheesman	Director since 2018

Raymond Cheesman, age 64, has been a member of our Board of Directors since December 2018. Mr. Cheesman is a Senior Research Analyst at Anfield Capital Management LLC (“Anfield”) and member of the Investment Committee. Anfield is a registered investment advisor that serves as the advisor to the Anfield Universal Fixed Income Mutual Fund and the Anfield Universal Fixed Income ETF in addition to other vehicles. Mr. Cheesman has been with Anfield since September 2012. Prior to joining Anfield, Mr. Cheesman worked for Jefferies & Company for 17 years where he was a High Yield debt analyst for 10 years and then an investment banker. During his seven years as an investment banker with Jefferies & Company, Mr. Cheesman served as a Managing Director that was part of a team responsible for generating client relationships leading to over $30 billion of capital markets, mergers and acquisitions, advisory and restructuring transactions. Mr. Cheesman also previously worked at Bear Stearns & Company for three years concluding as a Managing Director in the High Yield Research Department where he was elected to the Institutional All-American Research Team in 1992. Prior to that Mr. Cheesman was a Senior Vice President for six years at Solomon Asset Management, a leading High Yield bond investment manager for Fortune 500 pension funds. Mr. Cheesman received his BBA in Finance from George Washington University.

We believe Mr. Cheesman is qualified to serve on our Board of Directors based on his business experience and strong background in finance.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2024 FISCAL YEAR

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for our 2024 fiscal year and is soliciting your ratification of that appointment.

The Audit Committee has responsibility for appointing our independent registered public accounting firm and stockholder ratification is not required; however, as a matter of good corporate governance, the Audit Committee is soliciting your vote on this proposal. If the appointment of PwC is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.

Representatives of PwC are expected to be present at the Annual Meeting, to make a statement, if they choose, and to respond to any appropriate questions.

Our Audit Committee and Board of Directors unanimously recommend that you vote FOR the ratification of the appointment of PRICEWATERHOUSECOOPERS LLP as our independent registered public accounting firm for our 2024 fiscal year.

AUDIT RELATED MATTERS

Audit Fees

The following table shows the fees for professional services rendered to us by PwC for services in respect of the year ended 2023. In February 2023, the audit committee selected PwC as our independent registered public accounting firm, effective March 2023, replacing BDO USA, LLP ("BDO").

2023
Audit Fees(1)	$1,773,347
Audit-Related Fees(2)	-
Tax Fees(3)	-
All Other Fees(4)	-
Total	$1,773,347

(1)

“Audit Fees” include fees and expenses billed for the audit of our consolidated financial statements, services provided in connection with statutory audits, and fees for services provided in connection with debt offerings, comfort letters and consents and review of registration statements.

(2)

“Audit-Related Fees” include fees billed for services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under the caption “Audit Fees.” These fees also include services for due diligence on acquisitions and divestitures.

(3)	“Tax Fees” include fees billed for services that are related to tax compliance and advice, including international tax consulting.

(4)	PwC did not provide any “other services” during the period.

Pre-Approval Policies and Procedures

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the performance of our independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by the independent auditor, and also considers and is required to pre-approve the engagement of the independent auditor for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

Changes in Independent Registered Public Accounting Firms

On February 23, 2023, the Audit Committee approved the dismissal of BDO USA, LLP ("BDO") as the Company’s independent registered public accounting firm, effective as of March 9, 2023.

The reports of BDO on the Company's consolidated financial statements for the fiscal years ended October 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended October 31, 2022 and 2021, and in the subsequent interim period through February 23, 2023, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended) other than the material weaknesses in internal controls, which have since been remediated and had previously been reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2023.

Also on February 23, 2023, the Audit Committee approved the appointment of PwC as the Company’s new independent registered public accounting firm, effective as of March 9, 2023. During the two most recent fiscal years and in the subsequent interim period through February 23, 2023, the Company has not consulted with PwC regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. PwC was responsible for performing an audit of the Company’s financial statements.

With regard to the fiscal year ended October 31, 2023, the Audit Committee (i) reviewed and discussed with management our audited consolidated financial statements as of October 31, 2023, and for the fiscal year then ended; (ii) discussed with PwC the matters required by the applicable requirements of the PCAOB and the SEC; (iii) received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee regarding independence; and (iv) discussed with PwC their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, for filing with the Securities and Exchange Commission.

The Audit Committee:

John M. Piecuch (Chair)

Raymond Cheesman

Tom Armstrong

PROPOSAL THREE—Non-binding Vote on Executive Compensation

           In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, is hereby APPROVED.”

In considering their vote, stockholders may wish to review the information regarding our compensation, as presented in the Executive Compensation section.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

MANAGEMENT

The following table provides information regarding our executive officers, including their ages, as of the date of filing of this Proxy Statement:

Name	Age	Position
Bruce Young	64	Chief Executive Officer and Director
Iain Humphries	49	Chief Financial Officer and Director

Mr. Young and Mr. Humphries’s biographical information is disclosed above in the section entitled “Proposal One: Election of Directors.”

EXECUTIVE COMPENSATION

This section discusses the executive compensation program for the Company’s executive officers who are named in the “Summary Compensation Table” below. In fiscal year 2023, the Company’s “named executive officers” or “NEOs” and their positions were as follows:

●	Bruce Young, Chief Executive Officer; and

●	Iain Humphries, Chief Financial Officer.

The Company’s NEOs are employed by, and receive cash compensation and employee benefits from Brundage-Bone Concrete Pumping, Inc. (“Brundage-Bone”), a wholly-owned subsidiary, and equity compensation from Concrete Pumping Holdings, Inc. pursuant to the 2018 Omnibus Incentive Plan (the "2018 Plan").

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company’s NEOs for the Company’s fiscal years ending 2023 and 2022.

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation (1)	All Other Compensation (2)	Total
Bruce Young	2023	$576,885	$-	$359,695	$61,426	$998,006
Chief Executive Officer	2022	$535,835	$-	$480,000	$69,018	$1,084,853
Iain Humphries	2023	$409,329	$-	$236,766	$28,609	$674,704
Chief Financial Officer	2022	$363,600	$-	$243,492	$27,636	$634,728

(1)	Amounts for each year represent the cash bonuses earned by the Company’s NEOs during fiscal year 2023 and 2022, respectively. The terms of such cash bonuses are described following this table.
(2)	Amounts under the “All Other Compensation” column consist of the following for fiscal years 2023 and 2022:
a.	For Mr. Young, for fiscal year 2023, $24,000 for a car allowance and $8,626 in Company matching 401(k) contributions on his behalf, and for fiscal year 2022, $24,000 for a car allowance and $5,358 in Company matching 401(k) contributions on his behalf. For fiscal years 2023 and 2022, the Company also paid $28,800 and $39,660 respectively in rental payments on Mr. Young’s behalf in regard to Mr. Young's housing benefit.
b.	For Mr. Humphries, for fiscal year 2023, $24,000 for a car allowance and $4,609 in Company matching 401(k) contributions on his behalf, and for fiscal year 2022, $24,000 for a car allowance and $3,636 in Company matching 401(k) contributions on his behalf.

Narrative to Summary Compensation Table

Base Salaries

The Company provides the NEOs with a base salary for the services that the executive officer performs for the Company. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased based on the seniority, skill set, experience, role and responsibilities. For fiscal 2023, the Compensation Committee increased the base salaries of our named executive officers from $530,500 to $605,000, respectively, for Mr. Young, from $370,000 to $412,500, respectively, for Mr. Humphries.

The actual base salaries paid to the NEOs during 2023 and 2022 are set forth in the Summary Compensation Table above.

Annual Bonuses

For fiscal year 2023, Messrs. Young and Humphries were eligible to earn annual cash bonuses targeted at 60%, respectively, of their base salaries. For fiscal year 2022, Messrs. Young and Humphries were eligible to earn annual cash bonuses targeted at 60% and  50%, respectively, of their base salaries.

Each NEO was eligible to earn his bonus based on the attainment of company and individual performance metrics established by the Company’s Board. Messrs. Young and Humphries became entitled to receive cash bonuses equal to their respective target bonus amounts based on the attainment specific financial and non-financial metrics during fiscal years 2023 and 2022.  Financial measures considered are based on the adjusted EBITDA performance of the Company. The actual annual cash bonuses awarded to each NEO for fiscal years 2023 and 2022 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

From time to time, the Company may grant equity to our NEOs pursuant to the 2018 Plan; however, none of the NEOs received grants of stock awards during fiscal years 2023 and 2022.

Other Benefits

Like all employees, the Company's NEOs are eligible to participate in various employee benefit plans, including medical, dental, and vision care plans, health savings accounts for health and dependent care, life, accidental death and dismemberment, disability, and travel insurance, survivor income benefit, employee assistance programs (e.g., confidential counseling), and paid time off.

In addition, the Company maintains a 401(k) retirement savings plan for its employees located in the United States, including its NEOs. The NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company believes that providing a vehicle for tax-deferred retirement savings though the 401(k) plan adds to the overall desirability of its compensation package and further incentivizes employees, including the NEOs, in accordance with its compensation policies.

As part of their compensation packages, Messrs. Young and Humphries are entitled to a car allowance equal to $2,000 per month. Additionally, Mr. Young received a housing benefit of approximately $3,600 per month through June 2023.

No Additional Executive Benefit Plans

Since we do not generally differentiate the benefits we offer our NEOs from the benefits we offer other employees, we do not maintain any benefit plans that cover only select NEOs. We also do not maintain any executive retirement programs such as executive pension plans or supplemental executive retirement plans.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of October 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)(1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised and Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Bruce Young	736,810	-	-	$0.87	February 5, 2025
						73,606	(2)	$517,450
						61,894	(3)	$435,115
						61,894	(4)	$435,115
									185,683	(5)	$1,305,351
Iain Humphries	249,287	-	-	$6.09	March 7, 2026
						45,489	(2)	$319,788
						37,949	(3)	$266,781
						37,949	(4)	$266,781
									113,845	(5)	$800,330

(1)	Represents incentive stock options, which became fully vested as of December 6, 2018 and remained unexercised as of October 31, 2023.
(2)	For Mr. Young and Mr. Humphries, this includes time-based restricted stock awards that vest on December 6, 2023.
(3)	These shares of restricted stock had a $6 market condition price target that was achieved on March 29, 2021 and will vest on March 29, 2024.
(4)	These shares of restricted stock had a $8 market condition price target that was achieved on August 23, 2021 and will vest on August 23, 2024.
(5)	These shares of restricted stock will become available for vesting in three equal annual installments if the closing price of the common stock equals or exceeds $10.00 per share for 30 consecutive trading days.
(6)	Market value of unvested shares of restricted stock based on closing price of the Company’s common stock on Nasdaq of $7.03 per share on October 31, 2023.

Executive Employment Agreements

Brundage-Bone previously entered into executive employment agreements with Messrs. Young and Humphries, which became effective as of August 18, 2014, and December 1, 2016, respectively. The material terms of the executive employment agreements are described in more detail below.

Pursuant to the employment agreements, Mr. Young serves as Chief Executive Officer and President and Mr. Humphries serves as Chief Financial Officer. Each employment agreement has an initial one-year term, subject to automatic one-year renewals thereafter, unless either party provides at least ninety days’ prior written notice of non-renewal.

Each employment agreement provides for the applicable NEO’s eligibility to participate in employee benefit plans, programs and arrangements provided to Brundage-Bone’s similarly-situated executives generally. In addition, the employment agreements provide that Messrs. Young and Humphries are eligible to receive annual cash bonuses targeted at percentages of their respective annual base salaries, based on the attainment of pre-established company and individual performance metrics. In addition, each employment agreement provides for company payment of a car allowance for Messrs. Young and Humphries, and a housing benefit for Mr. Young.

Under their employment agreements, upon a termination of the applicable NEO’s employment without “cause,” due to the applicable NEO’s resignation for “good reason” (each such term as defined in the applicable employment agreement) or due to Brundage-Bone’s non-renewal of the employment term, subject to the applicable NEO’s timely execution and non-revocation of a general release of claims, the NEO will be eligible to receive (1) twelve months of continued payment of base salary, (2) a pro rata portion of the NEO’s annual bonus for the year of termination and (3) company-subsidized healthcare continuation coverage for up to twelve months following termination. In addition, upon a termination of the applicable NEO’s employment due to his death or disability, subject to the applicable NEO’s (or the NEO’s estate’s) timely execution and non-revocation of a general release of claims, the NEO will be eligible to receive a pro rata portion of his annual bonus for the year of termination.

The employment agreements also contain certain confidentiality, nondisclosure and non-disparagement provisions effective during and after employment, as well as non-competition and non-solicitation restrictions that are effective during the applicable NEO’s employment with Brundage-Bone and for twelve months thereafter.

Equity Compensation Plan Information

This table contains information as of October 31, 2023 about the Company’s equity compensation plans, all of which have been approved by the Company’s stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by stockholders	1,376,554	(1)	$1.90	1,799,350
Equity compensation plans not approved by stockholders	-		-	-
Total	1,376,554		1.90	1,799,350

(1)	Consists of (i) 1,060,883 ISOs and (ii) 315,671 non-qualified stock options.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to the Company's Principal Executive Officer ("PEO") and other Named Executive Officer ("Other NEOs" or "Non-PEO NEOs"), alongside certain measures of financial performance being total shareholder return and Net Income, for the years ended October 31 2023, and 2022.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment based on Total Shareholder Return (4)	Net Income (In thousands)
2023	$998,006	$1,303,978	$674,704	$736,186	$82	$31,790
2022	$1,084,853	$(2,056,804)	$634,728	$(848,847)	$74	$28,676

(1)	Bruce Young served as the Company's PEO during the fiscal years presented,
(2)

The following table presents the amounts added and deducted from the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid to the PEO and Non-PEO NEOs in accordance with SEC regulations:

	2023		2022
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end	170,423	(21,824)	(2,897,307)	(1,333,558)
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year	135,548	83,305	(244,350)	(150,017)
Total Adjustments	305,972	61,482	(3,141,657)	(1,483,575)

(3)	Iain Humphries served as the only other Non-PEO NEO during the fiscal years presented.
(4)

Represents the cumulative shareholder return of a fixed investment of $100 made at the closing price of the Company’s Common Stock at October 31, 2021 for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance and do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

From 2022 to 2023, compensation actually paid to the PEO and Non-PEO NEO increased. Key factors that drove the change in pay during this period were the increase in stock price at fiscal year end from $6.41 to $7.03 driving an increase in the fair value of vested and unvested stock and option awards for both our PEO and Non-PEO NEO. Over the same period, the Company’s Total Shareholder Return increased from $72 to $82 and Net Income increased from $28.7 million to $31.8 million.

Ownership BY Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of Company common stock as of February 26, 2024 by:

●	Each person known by the Company to be the beneficial owner of more than 5% of outstanding Company common stock;
●	Each of the Company’s executive officers, directors and director nominees; and
●	All executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of common stock of the Company is based on 53,758,382 shares of Company common stock issued and outstanding as of February 26, 2024.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Directors and Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
Bruce Young (2)	2,083,969	3.9%
Iain Humphries (3)	638,334	1.2%
Heather L. Faust (5)	-	0.0%
David G. Hall (4)	37,285	*
Brian Hodges (4)	52,085	*
Howard D. Morgan (5)	-	0.0%
John M. Piecuch	21,590	*
M. Brent Stevens (6)	11,802,430	22.0%
Raymond Cheesman	-	0.0%
Tom Armstrong (4)	37,285	*
Ryan Beres	-	0.0%
Stephen Alarcon	38,500	*
All Executive Officers and Directors as a Group (12 individuals)	14,711,478	27.4%

Greater than 5% Stockholders
CFLL Holdings, LLC(5)	15,477,138	28.8%
BBCP Investors, LLC(6)	11,005,275	20.5%

* Less than 1%

(1)

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229.

(2)	Interests held consist of (i) 123,786 unvested restricted shares granted on April 10, 2019, (ii) 736,810 options to purchase 736,810 shares of Company common stock, (iii) an aggregate 1,200,020 shares of Company common stock, including 200,000 shares of Company common stock that were purchased from the underwriters in connection with the Company’s public offering of shares in May 2019, and (iv) 23,353 unvested restricted stock units granted on January 20, 2024.
(3)

Interests shown include (i) 75,898 restricted shares granted on April 10, 2019, (ii) 249,287 options to purchase 249,287 shares of Company common stock, (iii) 303,147 shares of Company common stock, and (iv) 10,002 unvested restricted stock units granted on January 20, 2024.

(4)

In addition to any open market purchases, interests shown include (i) 28,750 shares of Company common stock converted from 28,750 founder shares at December 6, 2018 and (ii) 8,535 shares of Company common stock issued in exchange for 55,500 private placement warrants on April 26, 2019.

(5)

Interests held by CFLL Holdings, LLC consist of (i) 4,403,325 shares of Company common stock, which were converted from founder shares at December 6, 2018, (ii) 1,664,500 shares of Company common stock issued in exchange for 10,822,500 private placement warrants on April 26, 2019, and (iii) an aggregate 9,409,313 shares of Company common stock, including 1,625,000 shares of Company common stock that were purchased from the underwriters in connection with the Company’s public offering of shares in May 2019. Argand Partners, LP (“Argand”) is the manager of CFLL Holdings, LLC. CFLL Holdings, LLC is 100% owned by funds managed by Argand. Investment decisions made by Argand require the unanimous approval of its investment committee, which is comprised of Mr. Morgan and Ms. Faust. Exit decisions require a majority vote. The business address of Argand is 28 West 44th Street, Suite 501, New York, New York 10036.

(6)	Interests shown consist of (i) 797,155 shares of Company common stock held directly by Mr. Stevens and (ii) 11,005,275 shares of Company common stock held by BBCP Investors, LLC (“BBCP”). BBCP is wholly owned by PGP Investors, LLC (“PGP”). Mr. Stevens is the Manager of PGP, and as such, may be deemed to beneficially own the shares held by BBCP. Mr. Stevens disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of the business office of BBCP and PGP is 10250 Constellation Boulevard, Suite 2230, Los Angeles, CA 90067.
(7)	Interests shown consist of 11,005,275 shares of Company common stock held by BBCP. The address of the business office of BBCP is 10250 Constellation Boulevard, Suite 2230, Los Angeles, CA 90067.

Preferred Stock

As of February 26, 2024, there were 2,450,980 shares of the Company’s Series A Zero-Dividend Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) issued and outstanding, which are convertible into shares of the Company’s common stock. As of February 26, 2024, Nuveen Alternatives Advisors, LLC owned all issued and outstanding shares of our Series A Preferred Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, among others, to file an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. The Company believes, based solely on a review of forms filed with the SEC and on written representations from reporting persons, that two transactions required to be filed under Section 16(a) were not timely filed during the fiscal year ended October 31, 2024. The Form 4s of Bruce Young and Iain Humphries relating to the grant of certain restricted stock units of the Company’s common stock on January 20, 2024 were not timely filed, but were filed on February 26, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since October 31, 2022 to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of our average total assets at year end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, had or will have a direct or indirect material interest.

Eco-Pan Facility Lease

Eco-Pan leases its facility in Pacific, Washington from an investor group in which Bruce Young, the Company’s Chief Executive Officer, holds an approximately 25% interest. The “triple net” lease provides for monthly rent of approximately $9,500 and the lease expires on August 31, 2028. For fiscal years 2023 and 2022, rental payments were approximately $113,000 per year.

Camfaud Lease

Camfaud leases its facility in Essex, England from a trust the trustees of which include Tony Faud, the Company’s Managing Director — U.K., and members of his family. The lease provides for monthly rent of approximately £20,500, and the lease expires on September 29, 2032.

Employment Arrangements

Mark Young, a son of Bruce Young, is employed by Brundage-Bone as President, U.S. Concrete Pumping Operations and for the fiscal year 2023, Mark Young’s salary was $368,090. Mark Young also received a bonus of $199,225 and a car allowance of $14,400.

Brett Young, a son of Bruce Young, is employed by Brundage-Bone as Seattle Branch Manager and for the fiscal year 2023, Brett Young’s salary was $180,520. Brett Young also received a bonus of $53,800, and a car allowance of $14,400.

MISCELLANEOUS

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

In accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”), any proposal of a stockholder intended to be included in our proxy statement for the 2025 annual meeting of stockholders must be received by us no later than October 31, 2024, unless the date of our 2025 annual meeting of stockholders is more than 30 days before or after April 11, 2025, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

A stockholder nomination of a person for election to our Board of Directors or a proposal for consideration at our 2025 annual meeting of stockholders not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, if a stockholder wishes to present such a nomination or proposal for consideration at an Annual Meeting, he or she must deliver written notice of the proposal to our Corporate Secretary at the principal executive offices of the Company no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For our 2025 Annual Meeting, this notice must be received no earlier than the close of business on December 12, 2024, and no later than the close of business on January 11, 2025.

In order for stockholders to give timely notice of director nominations at our 2025 annual meeting of stockholders for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by the same deadline as disclosed above under the advance notice procedures set forth in our Bylaws and must also include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

You should also review our Bylaws, which contain additional requirements about advance notice of and procedures for director nominations and stockholder proposals. All nominations and proposals should be sent to our principal executive offices and directed to our Corporate Secretary, Concrete Pumping Holdings, Inc., 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229.

Expenses of Soliciting Proxies

Certain of our officers and employees may solicit proxies by mail, telephone, fax, e-mail or in person and will not receive any additional compensation for such efforts. We will pay all costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding”, can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a shareholder has consented or receives notice from his or her broker that the broker will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. If your Notice of Internet Availability or your annual report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by contacting us:  Concrete Pumping Holdings, Inc., Attn: Corporate Secretary, 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229, telephone 303-289-7497.

Other Matters

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

By Order of the Board of Directors,

Howard D. Morgan Chair of the Board of Directors

February 28, 2024

186617 Concrete Pumping Holdings Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CONCRETE PUMPING HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 10, 2024.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

1. To elect the four Class III Director nominees:
   1. Bruce Young
   2. M. Brent Stevens
   3. Tom Armstrong
   4. Ryan Beres

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote for all Nominees listed to the left (see further instruction below)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2024.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

186617 Concrete Pumping Holdings Proxy Card Back

The Proxy Statement and our 2023 Annual Report to Stockholders are available at https://www.cstproxy.com/concretepumpingholdings/2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONCRETE PUMPING HOLDINGS, INC.

The undersigned appoints Bruce Young and Iain Humphries, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of CONCRETE PUMPING HOLDINGS, INC. held of record by the undersigned at the close of business on February 26, 2024 at the Annual Meeting of Stockholders of CONCRETE PUMPING HOLDINGS, INC. to be held on Thursday, April 11, 2024 at 4:00 p.m. (ET), at Concrete Pumping Holdings, Inc.'s corporate office located at 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON(S) NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)